SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: June 12, 2006
                        (Date of earliest event reported)

                           STEM CELL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         0-10379               22-2313648
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
       incorporation)                                       Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
                    (Address of Principal Executive Offices)

                                 (908) 663-2150
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
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Appointment of Principal Officers.
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         On June 12, 2006, Mr. John Macomber was appointed to the Company's
Board of Directors. Mr. Macomber is a director on the boards of Lehman Brothers Holdings Inc., Rand McNally & Company, Mettler-Toledo International, Mirror World Technologies, and Sovereign Chemical Company, and formerly served on the boards of Bristol-Myers Squibb Company, The Brown Group, Inc., Chase Manhattan Bank, RJR Nabisco, Pilkington Ltd., Textron, Inc., and Xerox Corporation.

         In 1986, while at Celanese, Macomber spun out the company's biotechnology research group and founded Celgene Corporation, which today is one of the world's largest and most successful biotechnology companies, with a market capitalization in excess of $13 billion. From 1989 to 1992 Mr. Macomber served as chairman and president of the United States Export-Import Bank.

         In connection with his appointment to the Company's Board of Directors, Mr. Macomber received options to purchase 1,000,000 shares of the Company's common stock, exercisable at a price of $.40 per share (the closing price of the common stock on the date which Mr. Macomber was appointed to the Board of Directors). The options become exercisable as follows: (i) 25% on December 12, 2006, (ii) 50% on June 12, 2007, (iii) 75% on December 12, 2007 and (iv) 100% on
June 12, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 16, 2006



                                        STEM CELL INNOVATIONS, INC.

                                        By: /s/ JAMES H. KELLY
                                            -------------------------------
                                        Its: Chief Executive Officer

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